UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009

Virgin Mobile USA, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ		07059
(Address of principal executive offices)		(Zip Code)

(908) 607-4000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On July 27, 2009, Virgin Mobile USA, Inc., a Delaware corporation (the “Company”) entered into a definitive transaction agreement (the “Merger Agreement”) with Sprint Nextel Corporation, a Kansas corporation (“Sprint Nextel”), and Sprint Mozart, Inc., a newly formed wholly owned subsidiary of Sprint Nextel, in connection with the acquisition of the Company by Sprint Nextel.

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), upon the terms and subject to the conditions set forth therein, Sprint Mozart, Inc. will be merged with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Sprint Mozart, Inc. will cease and the Company will continue as the surviving corporation of the Merger and a wholly owned subsidiary of Sprint Nextel. In connection with the Merger, pursuant to the terms of the Merger Agreement, (i) except as set forth in clauses (ii) and (iii) below, each outstanding share of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), will be converted into the right to receive a number of shares of Series 1 voting common stock, par value $2.00 per share, of Sprint Nextel (“Sprint Nextel Shares”) and cash in lieu of fractional shares based on an Exchange Ratio (as defined in the Merger Agreement and described below), (ii) each outstanding share of Class A Common Stock and the Company’s Class C Common Stock, par value $0.01 per share (“Class C Common Stock”), held by Corvina Holdings Limited and Cortaire Limited (together with their respective affiliates, the “Virgin Group”) will be converted into the right to receive a number of Sprint Nextel Shares and cash in lieu of fractional shares based on the Exchange Ratio multiplied by 93.09% (the “Virgin Group Exchange Ratio”), (iii) each outstanding share of Class A Common Stock and Class C Common Stock held by SK Telecom Co., Ltd. and any of its affiliates to which any such shares are transferred on or after the date of the Merger Agreement (“SK Telecom”) will be converted into the right to receive a number of Sprint Nextel Shares and cash in lieu of fractional shares based on the Exchange Ratio multiplied by 89.84% (the “SK Exchange Ratio”), (iv) each outstanding share of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), all of which are owned by the Virgin Group and SK Telecom as of July 27, 2009, will be converted into the right to receive a number of Sprint Nextel Shares and cash in lieu of fractional shares after giving effect to the conversion of such shares of Preferred Stock into Class A Common Stock multiplied by (1) in the case of the Virgin Group, the Virgin Group Exchange Ratio, and (2) in the case of SK Telecom, the SK Exchange Ratio, and (v) each outstanding share of the Company’s Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and together with the Class A Common Stock, Class C Common Stock and Preferred Stock, referred to as “Virgin Mobile Shares”) will be canceled without any conversion thereof and no consideration will be delivered in respect thereto.

The Exchange Ratio is equal to the number determined by dividing $5.50 by the average of the closing prices of Sprint Nextel Shares for the 10 trading days ending on the second trading day immediately preceding the Effective Time (the “Average Parent Stock Price”); provided, however, that (x) if the number determined by dividing $5.50 by the Average Parent Stock Price is less than or equal to 1.0630, the Exchange Ratio will be 1.0630 and (y) if the number determined by dividing $5.50 by the Average Parent Stock Price is greater than or equal to 1.3668, the Exchange Ratio will be 1.3668.

The Merger and the other transactions contemplated by the Merger Agreement are subject to various closing conditions, including approval of the Merger Agreement by the Company’s stockholders, the accuracy of representations and warranties and compliance with covenants, receipt of regulatory approvals, continued effectiveness of certain agreements (including that the Company’s Chief Executive Officer, Daniel H. Schulman, shall not have rescinded his employment agreement) and other customary closing conditions. The Merger is expected to be completed in the fourth quarter of 2009 or in early 2010.

Prior to approval by the Company’s stockholders of the Merger Agreement, the Company’s board of directors may, in certain circumstances, make a Change of Recommendation (as defined in the Merger Agreement) if there is an Intervening Event (as defined in the Merger Agreement) upon compliance with certain notice and other specified conditions set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for both the Company and Sprint Nextel, including the right of the Company to terminate the Merger Agreement in the event there is a Superior Proposal (as defined in the Merger Agreement) upon the Company’s compliance with certain notice and other specified conditions set forth in the Merger Agreement, and the right of Sprint Nextel to terminate the Merger Agreement if the Company’s board of directors makes a Change of Recommendation. The Merger Agreement provides that, upon termination under certain specified circumstances, the Company would be required to pay Sprint Nextel a termination fee of $14,200,000.

Voting Agreements

In connection with the Merger Agreement, on July 27, 2009, Sprint Nextel entered into voting agreements with (i) the Virgin Group with respect to the Virgin Mobile Shares beneficially owned by the Virgin Group (the “Virgin Group Voting Agreement”) and (ii) SK Telecom with respect to the Virgin Mobile Shares beneficially owned by SK Telecom (the “SK Telecom Voting Agreement” and together with the Virgin Group Voting Agreement, the “Voting Agreements”).

The Voting Agreements were entered into as an inducement for Sprint Nextel to enter into the Merger Agreement. Pursuant to the Voting Agreements, the Virgin Group and SK Telecom have agreed to vote a portion of the Virgin Mobile Shares owned by them that, when aggregated with the Virgin Mobile Shares owned by Sprint Nextel, comprise approximately 40% of the outstanding voting power of the Company as of July 27, 2009. The Voting Agreements are described in more detail below.

Pursuant to the Virgin Group Voting Agreement, the Virgin Group represented that as of July 27, 2009 it beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, 22,901,389 shares of Class A Common Stock, 115,062 shares of Class C Common Stock and 25,750 shares of Preferred Stock (collectively, the “Virgin Group Subject Shares”), which collectively represent approximately 30.6% of the total voting power of the Company based on the number of Virgin Mobile Shares outstanding as of April 30, 2009.

Pursuant to the SK Telecom Voting Agreement, SK Telecom represented that as of July 27, 2009 it beneficially owned, within the meaning of Rule 13d-3 under the Securities

Exchange Act of 1934, as amended, 10,999,373 shares of Class A Common Stock, excluding 193,368 shares of Class A Common Stock beneficially owned by Helio, Inc. currently controlled by SK Telecom, and 25,750 shares of Preferred Stock (excluding the shares beneficially owned by Helio, Inc., the “SK Telecom Subject Shares” and, together with the Virgin Group Subject Shares, the “Subject Shares”), which collectively represent approximately 16.5% of the total voting power of the Company based on the number of Virgin Mobile Shares outstanding as of April 30, 2009.

Pursuant to the Virgin Group Voting Agreement and SK Telecom Voting Agreement, respectively, each of the Virgin Group and SK Telecom has agreed that at the stockholders meeting of the Company with respect to the Merger and at any other meeting of the stockholders of the Company, it will vote a number of its Subject Shares (in the case of the Virgin Group Subject Shares, such number constituting not less than 14,362,279 Virgin Mobile Shares, or approximately 16.8% of the total voting power of the Company, and in the case of the SK Telecom Subject Shares, such number constituting not less than 7,735,790 Virgin Mobile Shares, or approximately 9.1% of the total voting power of the Company) that are entitled to vote, in each case: (i) in favor of the adoption of the Merger Agreement, approval of the Merger or any other action of the stockholders of the Company reasonably requested by Sprint Nextel in furtherance thereof, (ii) against any action or agreement that is in opposition to, or competitive or inconsistent with, the Merger or that would result in a breach of any covenant, representation or warranty of the Virgin Group or SK Telecom contained in the Voting Agreements, (iii) against any other acquisition proposal and (iv) against any other action, agreement or transaction that would otherwise materially interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or the Voting Agreements or the performance by the Virgin Group and SK Telecom of their obligations under the Voting Agreements. Each of the Voting Agreements includes restrictions on the transfer of securities of the Company held by the Virgin Group and SK Telecom, respectively, until the termination of the Agreement, subject to certain exceptions. In addition, each of the Virgin Group and SK Telecom has agreed not to, and to cause its executive officers, directors and representatives not to, solicit, propose or recommend any other acquisition proposal. The Voting Agreements will terminate on the earlier to occur of (i) the Effective Time and (ii) the date of termination of the Merger Agreement in accordance with its terms. In addition, each of the Virgin Group and SK Telecom has the right to terminate its respective Voting Agreement in the event of certain amendments to the Merger Agreement.

Credit Facility Payoff Agreement

On July 27, 2009 Virgin Mobile USA, L.P., an indirect, majority-owned subsidiary of the Company (the “Operating Partnership”), Sprint Nextel, the Virgin Group and SK Telecom entered into a payoff and termination agreement (the “Payoff Agreement”) pursuant to which, at the Effective Time, Sprint Nextel, on behalf of the Operating Partnership, will pay to the Virgin Group and SK Telecom the amount necessary to pay off and terminate the obligations of the Operating Partnership under the Subordinated Credit Agreement, dated as of July 19, 2006, among the Operating Partnership, the Virgin Group and SK Telecom, as amended (the “Subordinated Credit Agreement”). At the Effective Time, this amount will be paid by Sprint Nextel from available cash or, at the election of Sprint Nextel at least five business days prior to the Effective Time and subject to any tax withholding requirements, Sprint Nextel Shares, the number of which will be determined by dividing the amount to be paid in Sprint Nextel Shares by the Average Parent Stock Price, rounded down to the nearest whole share.

Tax Receivable Termination Agreement

On July 27, 2009, the Company, Sprint Nextel and the Virgin Group entered into a termination and mutual release agreement (the “Tax Receivable Termination Agreement”) to effect a mutual release of the respective obligations of each party under the Tax Receivable Agreement, dated as of October 16, 2007, by and between the Company and the Virgin Group. Pursuant to the terms of the Tax Receivable Termination Agreement, on the first business day that is at least two days after the Effective Time, Sprint Nextel will contribute to the Company, and the Company will pay to the Virgin Group, approximately $50 million from available cash or, at the election of Sprint Nextel at least five business days prior to the Effective Time, Sprint Nextel Shares, the number of which will be determined by dividing the amount to be paid in Sprint Nextel Shares by the Average Parent Stock Share Price, rounded down to the nearest whole share.

Trademark License Agreement

On July 27, 2009, Virgin Enterprises Limited (“VEL”) and the Operating Partnership executed the Second Amended and Restated Trademark License Agreement (the “Trademark License Agreement”), effective as of the Effective Time (if such event occurs), to modify the parties’ rights and obligations under their October 16, 2007 trademark license agreement, including the term. At the Effective Time, the Operating Partnership will cause VEL to be paid $12.7 million, either in cash or, at Sprint Nextel’s option, Sprint Nextel Shares, the number of which will be determined by dividing $12.7 million by the Average Parent Stock Price, rounded down to the nearest whole share, for certain exclusive rights to use the “Virgin Mobile” and related brands in the United States through 2021, with additional per-customer royalty rates if the Operating Partnership exceeds a certain annual customer base. The agreement renews automatically at the Operating Partnership’s discretion through 2026, and contains four additional five-year terms through 2046, renewable at the Operating Partnership’s discretion, provided that the Operating Partnership hits certain customer and sales targets during each five-year period.

The foregoing summary of certain provisions of the Merger Agreement, Credit Facility Payoff Agreement, Tax Receivable Termination Agreement and Trademark License Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of each agreement. The Merger Agreement is filed as Exhibit 2.1 of this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the contracting parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Safe Harbor

This report includes forward-looking statements regarding the proposed acquisition and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular information regarding the rate of growth in the prepaid wireless segment, expected synergies from the acquisition, and whether and when the transactions contemplated by the merger agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: the failure to realize synergies as a result of operational efficiencies, streamlined distribution and general and administrative reductions in the timeframe expected or at all; unexpected costs or liabilities; the result of the review of the proposed transaction by various regulatory agencies, and any conditions imposed in connection with the consummation of the transaction; approval of the transaction agreement by the stockholders of Virgin Mobile and satisfaction of various other conditions to the closing of the transaction contemplated by the transaction agreement; and the risks that are described from time to time in Sprint Nextel’s and Virgin Mobile’s respective reports filed with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended March 31, 2009 of each of Sprint Nextel and Virgin Mobile. This report speaks only as of its date and Sprint Nextel and Virgin Mobile disclaim any duty to update the information herein.

Important Additional Information will be Filed with the SEC

In connection with the proposed transaction, Sprint Nextel will file a registration statement on Form S-4 with the SEC. VIRGIN MOBILE STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The final proxy statement/prospectus will be mailed to stockholders of Virgin Mobile. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, or by directing a request to Virgin Mobile Investor Relations at investorrelations@virginmobileusa.com or 908-607-4108. In addition, investors and security holders may access copies of the documents filed with the SEC by Virgin Mobile on its web site at www.virginmobileusa.com when they become available.

Participants in Solicitation

Sprint Nextel, Virgin Mobile and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning Sprint’s participants is set forth in the proxy statement dated March 30, 2009 for Sprint Nextel’s 2009 annual meeting of shareholders as filed with the SEC on Schedule 14A. Information concerning Virgin Mobile’s participants is set forth in the proxy statement dated April 7, 2009 for Virgin Mobile’s 2009 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Sprint Nextel and Virgin Mobile in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement and proxy statement/prospectus contained therein to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 27, 2009, by and among Sprint Nextel Corporation, Sprint Mozart, Inc. and Virgin Mobile USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: July 31, 2009	/s/ Peter Lurie

Name: Peter Lurie
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 27, 2009, by and among Sprint Nextel Corporation, Sprint Mozart, Inc. and Virgin Mobile USA, Inc.

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